Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (as amended) of Morgan Stanley (the “Company”) of our reports dated February 26, 2010, relating to the consolidated financial statements and financial statement schedule of Morgan Stanley and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs concerning the adoption of Financial Accounting Standards Board accounting guidance that addresses accounting for noncontrolling interests in consolidated financial statements, the computation of Earnings Per Share under the two-class method for share-based payment transactions that are participating securities and the accounting for uncertainties in income taxes and an explanatory paragraph, concerning the Company changing its fiscal year end from November 30 to December 31), appearing in this Annual Report on Form 10-K of Morgan Stanley for the calendar year ended December 31, 2009:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Registration Statement No. 333-155622

Registration Statement No. 333-156423

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

Registration Statement No. 333-146954

Registration Statement No. 333-159503

Registration Statement No. 333-159504

Registration Statement No. 333-159505

/s/ Deloitte & Touche LLP

New York, New York

February 26, 2010